Exhibit 99.1

China Redstone Group Reports Third Quarter Fiscal Year 2011 Financial Results

CHONGQING, China, Feb 15, 2011 -- China Redstone Group (OTC Bulletin Board: CGPI) ("Redstone" or the "Company"), the largest private provider of cemetery products and services in Chongqing, China, today announced financial results of the third quarter ended December 31, 2010.

·	Q3 FY11 revenue increased 6.0% to $12.1 million, driven by both unit growth and pricing increases

·	Q3 FY11 Non-GAAP adjusted net income increased 27.8% to $5.3 million with adjusted EPS of $0.42

·	Gross margin increased 1,000 basis points to 63.2%

·	China Redstone reaffirms guidance for FY2011: Revenue of $40.0 million and net income of $19.5 million with EPS of $1.45

·	Management to host earnings conference call on February 16, 2010 at 10:00am ET

SUMMARY FINANCIALS

Fiscal Third Quarter 2011 Results (unaudited)
	Q3 2011	Q3 2010	CHANGE
Net Sales	$12.1 million	$11.4 million	+6.0%
Gross Profit	$7.6 million	$6.1 million	+26.0%
GAAP Net Income Adjusted Non-GAAP Net Income	$5.0 million $ 5.3 million(1)	$4.2 million $4.2 million	+19.8% +27.8%
GAAP EPS (Diluted) Adjusted Non-GAAP EPS (Diluted)	$0.39 $0.42(1)	$0.47 $0.47	-16.8% -11.3%
Weighted Average Shares	12.7 million	8.8 million	+44.0%

(1)
Excludes $0.3 million non-cash loss on change in fair value of warrants for Q3 2011.  For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

Third Quarter FY 2011 Financial Results

Revenue for the third quarter of fiscal year 2011 increased 6.0% to approximately $12.1 million compared to $11.4 million for the third quarter of fiscal 2010.  All revenue in the quarter was generated by selling cemetery plot sales. The increase in revenues was mainly attributable to the development of a new cemetery, which led to an increase of sales of cemetery plots and cemetery plot price.  The new cemetery is being built on approximately 11 acres of land and will have approximately 7,000 plots.  The new cemetery plots were located on more desirable property which was higher up on the hill and had better views of the lake.

For the third fiscal quarter of fiscal 2011, which ended December 31, the Company sold 1,682 plots, representing a 24.2% decrease from the third quarter ended December 31, 2010. The Company experienced a surge in plot sales in December 2009 due to pent up demand after the main road leading to the Company’s cemetery properties reopened after being closed temporarily for  construction. Excluding December, China Redstone sold 0.3% less plots in fiscal Q3 2011 compared to the same period last year. The average sales price per plot for the third quarter of fiscal 2011 increased by approximately 39.3% from the same period last year to $7,249 per cemetery plot. The increase was also attributable to focused marketing investments on television advertisements in targeted areas, increased incentives for its sales agents and the new cemetery plots located on a more desirable property, which were higher up on the hill and had better views of the lake. The new cemetery plots are being sold for approximately 17% more than the old cemetery plots.

Fiscal year ending March 31	Q3 2010	Q2 2011	Q3 2011	FY 2011 YTD	FY 2011 Guidance
Cemetery Plot Sales	2,219	1,726	1,682	5,262	7,000
Average Sales Per Plot	$5,203	$6,800	$7,249	$6,958	$5,000 - $6,250

"We are pleased with our positive operating results, which are the result of timely execution of our growth plan," stated Mr. Yivou Ran, Chairman and Chief Executive Officer of China Redstone. "We continue to experience robust growth in our cemetery business, which showed measured gains in revenues, number of plots sold and average sales price. As one of the few private cemetery companies in Chongqing with a large inventory of desirable plots, we are uniquely positioned to benefit from the secular growth in this industry."

Gross profits for the third quarter of fiscal 2011 were $7.6 million with gross margins of 63.2%, compared to $6.1 million in gross profit and gross margins of 53.2% for the third quarter of fiscal 2010. The increase in gross profit was attributable to a decrease in the cost of goods sold as a percentage of sales as the Company was able to develop cemetery plots for a cheaper price due to the advantage of economies of scale. Additionally, the Company was also able to sell higher margin products since it was able to utilize its historical sales records to develop and sell higher margin cemetery plots with the sale of a deluxe tomb able to generate a 20% higher margin as compared to the basic tombs.

Operating expenses for the third quarter of fiscal 2011 were approximately $0.7 million, an increase of 3.9% compared to the same period in 2010, which resulted from higher advertising expenses to attract more customers, and higher general and administrative expenses commensurate with increased sales activities, in addition to public company expenses.

Operating income for the third quarter of fiscal 2011 totaled approximately $7.0 million, a 28.6% increase from $5.4 million reported for the third quarter of fiscal 2010. Operating margins increased 1,000 basis points for the third quarter of fiscal 2011 over the same period of the prior year. The increase in income from operations was attributable to the increase in the sale of cemetery plots and the ability to increase the average price of cemetery plot as the Company expanded into new developments, which had a more desirable location.

GAAP net income was approximately $5.0 million for the third quarter of fiscal 2011, a 19.8% increase from the third quarter of fiscal 2010. Diluted earnings per share were $0.39 for the third quarter of fiscal 2011 compared to $0.47 for the third quarter of fiscal 2010, based upon 12.7 million and 8.8 million diluted common shares outstanding, respectively. Adjusted Non-GAAP net income excluding a $0.3 million loss on change in fair value of warrants in the third quarter was $5.3 million, or $0.42 per diluted common share based on 12.7 million diluted common shares outstanding for the third quarter of fiscal 2011.

FY 2011 Nine Months Financials Results

Fiscal Year-to-date 2011 Results (unaudited)
	YTD 2011	YTD 2010	CHANGE
Net Sales	$35.8 million	$26.5 million	+35.1%
Gross Profit	$22.1 million	$14.4 million	+53.6%
GAAP Net Income Adjusted Non-GAAP Net Income	$14.5 million $ 14.3 million(1)	$10.0 million $10.0 million	+44.4% +41.9%
GAAP EPS (Diluted) Adjusted Non-GAAP EPS (Diluted)	$1.14 $1.12(1)	$1.14 $1.12	-0.4% -2.1%
Weighted Average Shares	12.8 million	8.8 million	+45.0%

(1)
Excludes $0.3 million non-cash gain from change in fair value of warrants YTD 2011. For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

For the first nine months of fiscal 2011, revenue increased 35.1% to $35.8 million from $26.5 million in the same period of the prior year.  Year-to-date, the Company sold 5,262 plots, representing a 2.6% increase from the first nine months ended fiscal 2010. Average sales price per plot for the first nine months of fiscal 2011 increased 30.0% to $6,704. Cost of goods sold increased 13.2% to $13.7 million yielding gross profits of $22.0 million and gross margin of 61.7% for the first nine months of fiscal 2011.

Operating expenses increased 132.0% to $3.2 million due to improved sales levels, costs for being a public company, and increased salaries and wages. Income from operations increased 45.2% to $18.8 million with operating margins of 52.6%. GAAP net income for the first nine months of fiscal 2011 was $14.5 million and diluted earnings per share was $1.14 compared to net income of $10.0 million and diluted earnings per share of 1.14 in the same period of fiscal 2010, based on 12.8 million shares and 8.8 million shares, respectively. Adjusting for the $0.3 million non-cash gain for the change in fair value of warrants, net income was $14.3 million for the first nine months of fiscal 2011, yielding $1.16 in diluted earnings per share, respectively.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $8.7 million on December 31, 2010, compared to $9.4 million on March 31, 2010. Inventory was approximately $8.9 million on December 31, 2010, versus approximately $11.2 million on March 31, 2010. The Company had a current ratio of 11 to 1 and stockholders' equity of $53.3 million, with total assets of $66.9 million versus total liabilities of $13.7 million on December 31, 2010.

For the first nine months of fiscal 2011, net cash provided by operating activities was $20.5 million versus $8.1 million for the same period in 2010. The increase was primarily attributable to cash paid for construction in progress – cemetery inventory developed for sale for the nine months ended December 31, 2010 is more than the cash paid for inventory developed for sales for nine months ended December 31, 2009.

Business Updates

China Redstone began developing approximately 7,000 cemetery plots on approximately 11 acres of land located in the leased area of its property in the second quarter of fiscal 2011. By starting construction on all 7,000 cemetery plots in advance instead of in batches of 500 plots, the Company was able to reduce the construction costs by approximately 5%. The total estimated capital expenditures for the 7,000 plots are approximately $19.6 million, of which $18.2 million has already been paid through December 31, 2010. Management expects to complete this project, including construction of the walls, roads and other infrastructure, by calendar second quarter of 2011.

The Company started construction of the Guanying Temple, located in the leased land in November 2010. This temple will serve as a spiritual center where current and prospective clients can visit. In addition, it will house over 10,000 urns, which will be sold to customers at an average price of approximately $750 each. Management anticipates the completing construction by the end of fiscal 2011, with a grand opening scheduled for September 2011. The total construction cost will be approximately $3.6 million, $1.5 million of which has been paid as of December 31, 2010.

Fiscal 2011 Guidance

Based on the strong results recorded in the first nine months of fiscal 2011, Management reaffirms guidance of sales of $40 million and net income of $19.5 million with EPS of $1.45 for the fiscal year ending March 31, 2011. Guidance assumes 7,000 plots sold at an average sales price of $5,000 to $6,250.

Conference Call

The conference call will take place at 10:00 a.m. ET on Wednesday, February 16, 2011. Interested participants should call 1-877-941-1427 when calling within the United States or 1-480-629-9664 when calling internationally (passcode: 4413375).

This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link: http://viavid.net/dce.aspx?sid=000081B5 or visiting http://www.viavid.net  where the webcast can be accessed through February 23, 2011.

A playback will be available through February 23, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally (passcode: 4413375).

About China Redstone Group, Inc.

China Redstone is a cemetery developer and provider of cemetery products and services in Chongqing, China, through its contractually controlled affiliate Chongqing Foguang Tourism Development (Group) Co., Ltd. Founded in 2002, the Company provides a complete range of funeral merchandise and services, including cemetery property, both at the time of need and on a preneed basis. Its cemeteries are highly regarded in terms of a number of factors such as tradition, reputation, physical size, capacity of business, available supply, name recognition, aesthetics and potential for development or expansion.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Redstone Group, Inc. Accordingly, management excludes the change in derivative liabilities. The Company believes that providing to its investors the non-GAAP measures that management uses is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

Reconciliation of GAAP Net Income to Adjusted Net Income (Unaudited)

Three Months Ended December 31,	2010		2009
GAAP Net (loss) income		$4,980,823	$4,156,478
Change in fair value of derivative liabilities	$	(329,606)	--
Adjusted net income after tax		$5,310,429	$4,156,478
Weighted Average Shares Outstanding		12,672,262	8,800,000
Adjusted Earnings Per Share		$0.42	$0.47

Nine Months Ended December 31,	2010	2009
GAAP Net (loss) income	$14,499,634	$10,044,238
Change in fair value of derivative liabilities	$334,893	--
Adjusted net income after tax	$14,252,445	$10,044,238
Weighted Average Shares Outstanding	12,756,706	8,800,000
Adjusted Earnings Per Share	$1.12	$1.14

Safe Harbor Statement

Certain statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

Contacts:

HC International, Inc.
  Ted Haberfield, Executive VP
  Tel: +1-760-755-2716
  Email: thaberfield@hcinternational.net

-- Financial Tables –

CHINA REDSTONE GROUP, INC
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	March 31, 2010
A S S E T S
CURRENT ASSETS
Cash and cash equivalents	$8,714,926	$9,367,276
Inventory	8,936,947	11,194,905
Work in progress - cemetery property	20,632,927	—
Other current assets	3,810	2,430
TOTAL CURRENT ASSETS	38,288,610	20,564,611

PROPERTY AND EQUIPMENT, NET	7,156,000	7,241,174

OTHER NON-CURRENT ASSETS
Costs incurred for real estate projects in progress being held for sale	8,798,600	10,122,300
Related party receivable	—	1,408,320
Prepaid lease expense	783,900	787,412
Intangible assets , net	11,915,640	11,787,903
TOTAL OTHER NON-CURRENT ASSETS	21,498,140	24,105,935

TOTAL ASSETS	$66,942,750	51,911,720

LIABILITIES & STOCKHOLDERS ' EQUITY
CURRENT LIABILITIES
Accounts payable	$39,590	$113,197
Welfare payable	100,372	97,064
Taxes payable	1,782,803	1,441,490
Other accrued payables	70,739	76,507
Current portion of deferred revenue	442,262	425,000
Accrued inventory purchases	—	443,036
Short-term notes payable	—	2,474,829
Warrant derivative liability	1,031,433	1,366,326
TOTAL CURRENT LIABILITIES	3,467,199	6,437,449

LONG-TERM LIABILITIES
Long-term other payables	597,223	—
Deferred revenue	9,604,898	9,625,403
TOTAL LONG-TERM LIABILITIES	10,202,121	9,625,403

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' EQUITY
Preferred stock, 20,000,000 shares authorized,	—	—
$0.001 par value; no shares issued and outstanding
Common stock, 100,000,000 shares authorized,	12,673	12,402
$0.001 par value; 12,672,262 and 12,402,262 shares
issued and outstanding, respectively
Additional-paid-in capital	16,927,435	15,488,593
Retained earnings	32,661,497	18,161,863
Accumulated other comprehensive income	3,671,825	2,186,010
TOTAL STOCKHOLDERS' EQUITY	53,273,430	35,848,868

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$66,942,750	$51,911,720